SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C.

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: February 28, 2010
                        (Date of earliest event reported)

                                VASOMEDICAL, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                 0-18105                     11-2871434
                                    -------                     ----------
       (State or other          (Commission File               (IRS Employer
jurisdiction of incorporation)      Number)                  Identification No.)


      180 Linden Avenue, Westbury, New York                       11590
     --------------------------------------------------------------------
     (Address of principal executive offices)                   (zip code)


Registrant's telephone number, including area code            (516) 997-4600
                                                            --------------

                -------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4c under the Exchange Act (17 CFR 240.13e-4c)
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On February 28, 2010 we entered into an amendment (the "Amendment") to our Supplier Agreement with Living Data Technology Corporation ("Living Data"). A copy of the Amendment is filed as Exhibit 99.1 to this report and is incorporated in its entirety.

     The Amendment terminated the provisions of the Supplier Agreement pursuant to which Living Data had acted as the exclusive supplier to the Company of the EECP Systems distributed by the Company. It further provided for the sale by Living Data to the Company of a number of EECP Systems for a total purchase price of $469,450, payable through the issuance of 7,824,167 shares of common stock of the Company. The common stock issued was valued at $.06 per share, the closing price of the common stock on February 11, 2010, the date on which Living Data and the Company agreed to the Company's purchase of the Systems.

     The Amendment also provided for Living Data to cooperate fully with the Company in the Company's efforts to obtain directly from the manufacturer thereof the Systems previously furnished to the Company by Living Data.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

         See Item 1.01 above.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits.

          99.1 Amendment dated as of February 28, 2010 to the Supplier Agreement dated June 21, 2007 between Living Data Technology Corporation and Vasomedical, Inc.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   VASOMEDICAL, INC.
Date: March 4, 2010
                                   By: /s/ Jun Ma
                                       --------------------------------
                                           Jun Ma
                                           President and Chief Executive Officer